UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
April 29, 2025
Date of Report (Date of earliest event reported)
DELEK US HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38142		35-2581557
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

310 Seven Springs Way, Suite 500	Brentwood	Tennessee	37027
(Address of Principal Executive)			(Zip Code)
(615) 771-6701
(Registrant’s telephone number, including area code)
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2025, the Board of Directors of Delek US Holdings, Inc. (the “Company”) approved, subject to stockholder approval, an amendment (the “Sixth Amendment”) to the 2016 Long-Term Incentive Plan, as amended (the “2016 Plan”). As described below, the Company’s stockholders approved the Sixth Amendment at the Company’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”) held on April 29, 2025.

The Sixth Amendment modifies the 2016 Plan to increase the number of shares reserved for issuance under the 2016 Plan by an additional 1,900,000 shares, increasing the total number of shares under the 2016 Plan from 17,010,000 shares to 18,910,000 shares. The outstanding awards under the 2016 Plan continue to remain outstanding in accordance with their terms. The Sixth Amendment and the 2016 Plan are described in the section entitled “Proposal 3: Approval of the Proposed Amendment to our 2016 Long-Term Incentive Plan to Increase the Number of Shares Available for Issuance Thereunder” of the Company’s Definitive Proxy Statement on Schedule 14A filed with the United States Securities and Exchange Commission on March 20, 2025, and which is incorporated by reference herein.

The foregoing description of the Sixth Amendment is qualified in its entirety by reference to the full text of the Sixth Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting was held on April 29, 2025. A quorum was present at the Annual Meeting. The final results of voting for each matter submitted to a vote of stockholders at the Annual Meeting are set forth below.

Proposal 1
Election of Ten Directors

Voting results for the election of directors were as follows:

Nominees	For	Against	Abstain	Broker Non-Votes
Ezra Uzi Yemin	47,890,510	875,738	96,216	5,790,731
Avigal Soreq	48,031,420	731,754	99,290	5,790,731
Christine Benson Schwartzstein	48,050,806	713,880	97,778	5,790,731
William J. Finnerty	47,245,497	1,518,868	98,099	5,790,731
Richard J. Marcogliese	47,821,414	943,280	97,770	5,790,731
Leonardo Moreno	48,069,641	694,859	97,964	5,790,731
Gary M. Sullivan, Jr.	47,456,314	1,308,282	97,868	5,790,731
Vasiliki (Vicky) Sutil	44,985,042	3,779,746	97,676	5,790,731
Laurie Z. Tolson	47,442,897	1,306,802	112,765	5,790,731
Shlomo Zohar	43,422,657	5,341,608	98,199	5,790,731

Accordingly, all ten of the Company’s nominees were elected to serve as directors of the Company until the 2026 Annual Meeting of Stockholders or until their respective successors are appointed, elected and qualified.

Proposal 2
Advisory Vote on Executive Compensation

The Company’s executive compensation program for our named executive officers, as described in the Proxy Statement, was approved on an advisory, non-binding basis, by the following vote:

For	Against	Abstain	Broker Non-Votes
47,176,035	1,587,353	99,076	5,790,731

Proposal 3
Amendment to the 2016 Long-Term Incentive Plan

Voting results for the approval of the Sixth Amendment were as follows:

For	Against	Abstain	Broker Non-Votes
47,225,143	1,518,317	119,004	5,790,731

Proposal 4
Ratification of the Appointment of Auditors

Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2025 fiscal year was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
53,406,275	1,134,095	112,825

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

10.1	Sixth Amendment to the 2016 Long-Term Incentive Plan.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2025	DELEK US HOLDINGS, INC.

/s/ Mark Hobbs
Name: Mark Hobbs
Title: Executive Vice President and Chief Financial Officer (Principal Financial Officer)